UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
________________________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2015

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
________________________

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 22, 2015, Independent Bank Group, Inc., a Texas corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association and Frost Bank (together, the “Lenders”). Pursuant to the Credit Agreement, the Lenders committed, subject to the terms and conditions set forth in the Credit Agreement, to make revolving loans to the Company for an aggregate amount not to exceed $50 million (the “Credit Facility”) for a period to expire on July 19, 2016, with any outstanding amounts due and payable on July 19, 2016. The credit facility will serve as a backup source of liquidity and funding, providing flexibility to support Independent’s future growth. Although the Credit Facility is unsecured, the Company has agreed not to sell, pledge or transfer any part of its right, title or interest in its subsidiary bank, Independent Bank (the “Bank”).
Interest on the outstanding balance under the Credit Facility is payable at a rate equal to LIBOR rate plus 250 basis points (2.50%). The Credit Facility also bears a nonusage fee of 0.30% per annum on the unused commitment at the end of each fiscal quarter.
The terms of the Credit Facility include customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or the Bank, as applicable, maintain (1) a ratio of Loan Loss Reserves to Non-Performing Loans of not less than 80%, (2) a Return on Average Assets of at least equal to 0.90%, (3) a Total Risk-Based Capital Ratio equal to or greater than 11% for the Company and 10.75% for the Bank and (4) such capital as may be necessary to cause the Bank to be classified as a “well capitalized” institution under regulatory guidelines.
At any time after the occurrence of an event of default under the Credit Facility, the Lenders may, among other options, terminate their respective commitments to make loans to the Company and declare any amounts outstanding under the Credit Facility immediately due and payable.
The foregoing summary of the Credit Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015.
Item 2.02. Results of Operations and Financial Condition.
In accordance with Item 2.02 of Form 8-K of the Securities and Exchange Commission (the “SEC”), the Company is furnishing to the SEC a press release that the Company is issuing on July 27, 2015 (the “Press Release”). The Press Release discloses information regarding the Company’s results of operations for three and six months ended June 30, 2015, and the Company’s financial condition as of June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.
The following is furnished as an exhibit to the Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
Exhibit 99.1	Text of Press Release issued by Independent Bank Group, Inc., dated July 27, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 27, 2015
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

4